N-SAR FILING
                      THRIVENT DIVERSIFIED INCOME PLUS FUND
                        THRIVENT EQUITY INCOME PLUS FUND
                      THRIVENT REAL ESTATE SECURITIES FUND

                            Affiliated Underwritings
                  For 12-month period ending December 31, 2008




                                       144A                Par/     Issuer                       Participating     Selling
Fund   Trade Date    CUSIP   Issuer    Security   Price    Amount   Size     Percent   Broker     Underwriters     Concession
-----------------------------------------------------------------------------------------------------------------------------
None
-----------------------------------------------------------------------------------------------------------------------------